UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2019
The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33757	33-0861263

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29222 Rancho Viejo Road, Suite 127,
San Juan Capistrano,	CA	92675

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (949) 487-9500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Completion of Spin-Off
The Ensign Group, Inc. (“Ensign” or the “Company”) has completed its previously announced plan to separate its home health and hospice operations and substantially all of its senior living operations into a separate and independent publicly traded company through the distribution of shares of common stock of The Pennant Group, Inc. (“Pennant”) to Ensign stockholders (the “Spin-Off”). Ensign effected the Spin-Off by distributing all of the outstanding shares of Pennant common stock to Ensign stockholders on a pro rata basis, as more fully described in the information statement (the “Information Statement”) included as Exhibit 99.1 to Pennant’s Registration Statement on Form 10 (File No. 001-38900) (the “Pennant Form 10”) filed with the U.S. Securities and Exchange Commission (the “SEC”). As a result, Ensign stockholders received one share of Pennant common stock for every two shares of Ensign common stock held at the close of business on September 20, 2019, the record date for the Spin-Off. The Spin-Off is effective from and after October 1, 2019, with shares of Pennant common stock distributed by Ensign on October 1, 2019.
Master Separation Agreement
As previously disclosed in the Information Statement, Ensign and Pennant entered into a Master Separation Agreement, dated as of October 1, 2019, which contains the key provisions relating to the separation of Pennant’s home health and hospice operations and substantially all of its senior living operations from Ensign, and other provisions that govern the relationship between Ensign and Pennant after the Spin-Off. This agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Spin-Off Related Agreements
Effective on October 1, 2019 Ensign and Pennant entered into the following additional agreements in connection with the Spin-Off and govern their relationship after the Spin-Off:

•
Transition Services Agreement - Under the transition services agreement, Ensign will provide Pennant with certain services, and Pennant will provide Ensign with certain services, for a two year period, subject to extension upon the agreement of the parties, following the distribution to help ensure an orderly transition. The services that are under the transition services agreement may include certain finance, information technology, human resources, employee benefits and other services.

•
Tax Matters Agreement - The tax matters agreement will govern the respective rights, responsibilities and obligations of Ensign and Pennant after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax returns, tax contests and other tax sharing regarding U.S. federal, state, local and foreign income taxes, other tax matters and related tax returns.

•
Employee Matters Agreement - The employee matters agreement addresses the allocation of employees between Ensign and Pennant, as well as the allocation of related qualified defined contribution plans, employee health and welfare benefit plans, incentive plans, equity-based awards and other employment, compensation and benefits-related matters.

A summary of the material terms of the other agreements is set forth in the Information Statement under “Our Relationship with Ensign Following the Spin-Off,” and is incorporated herein by reference. The descriptions of all such agreements are qualified in their entirety by reference to the complete agreements, or forms thereof, included as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

Credit Agreement

On October 1, 2019, in connection with the Spin-Off, the Company entered into the third amendment to the current amended credit facility (Third Amended and Restated Credit Facility), dated as of July 19, 2016, with a revolving line of credit of up to $350 million in aggregate principal. Borrowings are supported by a lending consortium arranged by SunTrust Robinson Humphrey, Inc. In connection with the amendment, the Company also terminated its term loan under the current amended credit facility, which had an aggregate outstanding principal amount of $107.5 million plus accrued and unpaid interest through September 30, 2019. The interest rates applicable to loans under the credit facility are, at the Company's option, equal to either a base rate plus a margin ranging from 0.50% to 1.50% per annum or LIBOR plus a margin range from 1.50% to 2.50% per annum, based on the Consolidated Total net Debt to Consolidated EBITDA ratio (as defined in the agreement). In addition, the Company will pay a commitment fee on the unused portion of the commitments that will range from 0.35% to 0.45% per annum, depending on the Consolidated Total Net Debt to Consolidated EBITDA ratio.

Except as set forth in the Third Amended and Restated Credit Facility, all other terms and conditions of the current amended credit facility remained in full force and effect as described above. This agreement is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Lease Agreement

In connection with the Spin-Off, Ensign affiliates retained ownership of the real estate at 29 senior living operations that were contributed to Pennant. All of these properties are leased to Pennant on a triple-net basis, where as the Pennant affiliates are responsible for all costs at the properties, including property taxes, insurance and maintenance and repair costs. The initial terms range between 14 to 16 years. The agreement is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
As described above, on October 1, 2019, Ensign completed the Spin-Off. The Pennant Group, Inc. is now an independent, publicly-traded company and will begin "regular way" trading on NASDQ under the symbol "PNTG" on October 1, 2019. Ensign stockholders will receive one share of Pennant common stock for every two shares of Ensign common stock held as of the close of business on the record date, September 20, 2019. No fractional shares will be distributed in connection with the Spin-Off. A cash payment will be made in lieu of any fractional shares.
The separation was completed pursuant to the Master Separation Agreement. The description of the Separation included under Item 1.01 and the Master Separation Agreement attached as Exhibit 2.1 to this Current Report on From 8-K are incorporated herein by reference.
Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
This information set forth under Item 1.01 of this Current Report on Form 8-K related to the Third Amended and Restated Credit Agreement, including the information set forth under the subheading "Credit Agreement," is incorporated by reference in this Item 2.03.
Item 8.01. Other Events.
On October 1, 2019, the Company issued a press release announcing the completion of the Separation. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
We expect to file the unaudited pro forma condensed consolidated balance sheet of Ensign as of June 30, 2019 and the unaudited pro forma condensed consolidated statements of income of Ensign for the six months ended June 30, 2019, and for the years ended December 31, 2018, 2017 and 2016 in a current report on Form 8-K by October 7, 2019, which is the fourth business day after the completion of the Spin-Off.

(d) Exhibits.

Exhibit No.	Description

2.1	Master Separation Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.1	Transition Services Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.2	Tax Matters Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.3	Employee Matters Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.4	Credit Agreement, dated as of October 1, 2019, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.
10.5	Lease Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
99.1	Press Release of the Company dated October 1, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019	THE ENSIGN GROUP, INC.
	By:	/s/ Chad A. Keetch
Chad A. Keetch
Chief Investment Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Separation Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.1	Transition Services Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.2	Tax Matters Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.3	Employee Matters Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
10.4	Credit Agreement, dated as of October 1, 2019, by and among The Ensign Group, Inc., SunTrust Bank, as administrative agent, and the lenders party thereto.
10.5	Lease Agreement, dated as of October 1, 2019, by and between The Ensign Group, Inc. and The Pennant Group, Inc.
99.1	Press Release of the Company dated October 1, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.